EXHIBIT 10.3

AMENDMENT TO

ASSIGNMENT AND SUBSCRIPTION AGREEMENT

THIS AMENDMENT TO ASSIGNMENT AND SUBSCRIPTION AGREEMENT (this “Amendment”) is dated as of June 1, 2005 and entered into by and among Dr. Lon E. Bell (the “Assignor”) and BSST, LLC, a Delaware limited liability company (the “Company”), and is made with reference to that certain Assignment and Subscription Agreement, dated as of September 4, 2000 (as amended, the “Assignment Agreement”), by and among the Assignor and the Company. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Assignment Agreement.

RECITALS

WHEREAS, the Assignor and the Company desire to revise Section 1.1 of the Assignment Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. OBLIGATION TO ASSIGN

The following words are added to the proviso appearing at the end of Section 1.1 of the Assignment Agreement immediately following the words “future Technology”:

(which, for purposes of this proviso, means Technology that comes into existence after the date of the obligation termination event described in this proviso and not Technology that came into existence prior to such date)

The following words are added to the end of the proviso appearing at the end of Section 1.1 of the Assignment Agreement:

; notwithstanding the foregoing, the Assignor’s obligation to assign future Technology to the Company shall not terminate if the Company’s obligation to make contract payments to the Assignor (or the assignees of the Assignor) under such Revenue Sharing Agreement was terminated by the Company for any of the reasons permitted by Section 2.2 thereof.

Section 2. MISCELLANEOUS

A. Reference to and Effect on the Operating Agreement.

(i) Except as specifically amended by this Amendment, the Assignment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(ii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy under, the Assignment Agreement.

B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

D. Effectiveness. This Amendment shall become effective upon the execution of counterparts hereof by all of the parties hereto.

E. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BSST LLC, a Delaware limited liability company

By:	/s/ O. B. Marx III
Its:	Chairman & CEO

DR. LON E. BELL

/s/ Dr. Lon E. Bell